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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Atlantic Richfield Company
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:



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[ARCO LOGO APPEARS HERE]      333 South Hope Street
                              Los Angeles, California 90071
                              Telephone 213 486 1774

                              BRUCE G. WHITMORE
                              Senior Vice President,
                              General Counsel & Secretary


                                          April 13, 1999

Dear Stockholder:

   I am sure that you have recently heard the news about the Merger Agreement that ARCO signed with BP Amoco. As a result of the proposed merger and the need for ARCO stockholder approval, there may be some confusion about our upcoming Annual Stockholders Meeting on May 3, 1999.

   ARCO's stockholders will NOT be asked to consider or vote on the proposed merger at the Annual Meeting. FOR LEGAL REASONS WE WILL NOT DISCUSS, OR ANSWER QUESTIONS ABOUT, THE PROPOSED MERGER AT THIS MAY 3RD MEETING. The Annual Meeting will be limited to the official business described in the Proxy Statement previously mailed to you -- the election of directors, approval of the appointment of auditors and consideration of a stockholder proposal. We still need your votes on these matters and encourage you to send in your proxies. However, we expect the meeting to be fairly brief.

   ARCO is preparing a proxy statement for distribution to you describing the proposed merger. Once the merger proxy statement has been completed, approved by the SEC and mailed, we will hold a Special Stockholders Meeting to consider the merger. That meeting will probably occur in a few months.

   I am sorry that we will not be able to have a full discussion about the proposed merger at this time. Thank you for your patience during this period of transition.

                                          Sincerely yours,


                                          /s/ Bruce G. Whitmore




Atlantic Richfield Company